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                                                                  Exhibit  99.12


                                                                May  , 2001

            INSTRUCTIONS AS TO USE OF 401(k) SUBSCRIPTION FORMS FOR
                 WESTAR INDUSTRIES, INC. SHARES OF COMMON STOCK

              CONSULT THE SUBSCRIPTION AGENT OR INFORMATION AGENT,
                              AS TO ANY QUESTIONS

   The following instructions relate to the distribution (the "Rights Offering") by Westar Industries, Inc. ("Westar Industries"), a Kansas corporation, and wholly-owned subsidiary of Western Resources, Inc. ("Western Resources") of non-transferable rights ("Rights") to purchase from Westar Industries shares of common stock, par value $.01 per share of Westar Industries, as described in Westar Industries' prospectus dated May 18, 2001 (the "Prospectus"). Each holder of Western Resources common stock (including participants in the Western Resources, Inc. Employees' 401(k) Savings Plan or Protection One 401(k) Plan whose plan accounts hold such stock, collectively referred to as the "Plans"), stock options, and restricted share units, other than Westar Industries and foreign stockholders (the "Eligible Holders"), as of May 9, 2001 (the "Record Date"), will receive one Right for every six shares of Western Resources common stock, or every six shares underlying a stock option or restricted share unit, held on the Record Date; provided that each Eligible Holder will receive at least one Right. Each Right carries a basic subscription privilege (the "Basic Subscription Privilege") which entitles the Eligible Holders to purchase one share of common stock at the subscription price of $10 per share (the "Subscription Price"). In addition, subject to the allocation described below, each Right carries an over-subscription privilege (the "Over-Subscription Privilege") which entitles Eligible Holders to purchase additional shares of common stock at the Subscription Price per share. All purchases by Plan participants are made within their respective Plan accounts using other assets in their Plan accounts to pay the subscription payment. No fractional Rights, fractional shares of common stock or cash in lieu thereof will be distributed or paid by Westar Industries, but rather Westar Industries will round down the number of Rights distributed to each Eligible Holder to the nearest whole number, provided that each Eligible Holder will receive at least one Right. An aggregate of up to 12,250,000 shares of common stock will be distributed in connection with the Rights Offering.

   Your right to elect to exercise the Rights will expire at 5:00 p.m., New York City time, on July 3, 2001, unless extended by Westar Industries (as it may be extended, the "Election Expiration Date"). PLEASE NOTE THAT THE ELECTION EXPIRATION DATE IS EARLIER THAN THE EXPIRATION DATE APPLICABLE FOR RIGHTS NOT RECEIVED THROUGH THE 401(k) PLANS. THE EARLIER DATE IS NECESSARY BECAUSE THE 401(k) PLAN TRUSTEE (AS THE RECORD HOLDER OF THE WESTERN RESOURCES SHARES HELD IN THE PLAN) IS THE PARTY THAT MUST EXERCISE ANY RIGHTS THAT YOU AND OTHER PARTICIPANTS RECEIVE THROUGH THE PLAN AND THE ADDITIONAL TIME IS NEEDED TO ENABLE THE TRUSTEE TO PROCESS PARTICIPANTS' ELECTIONS.

   The number of Rights to which you are entitled is printed on the face of your 401(k) Subscription Form. You should provide your instructions with regard to the exercise of your Rights by completing the appropriate section on the back of your 401(k) Subscription Form and returning the completed form to the Subscription Agent in the envelope provided.

   YOUR 401(k) SUBSCRIPTION FORM MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR PRIOR TO THE ELECTION EXPIRATION DATE. YOU MAY NOT REVOKE ANY EXERCISE OF A RIGHT UNLESS THE ELECTION EXPIRATION DATE IS EXTENDED BY MORE THAN THIRTY DAYS OR A MATERIAL CHANGE IN THE TERMS OF THE RIGHTS OFFERING IS MADE.

   Shares of Westar common stock will be available for purchase pursuant to the Over-Subscription Privilege only upon the Eligible Holder having fully subscribed for shares of common stock pursuant to the Basic Subscription Privilege and only to the extent that all the shares of common stock are not subscribed for through the exercise of the Basic Subscription Privilege by the expiration date of the Rights Offering. The amount of additional shares of common stock for which each Eligible Holder may over-subscribe is the higher of
(1) five
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times the number of Rights received in the Rights Offering and (2) 100 shares of common stock. Eligible Holders may only exercise the Over-Subscription Privilege if they exercised their Basic Subscription Privilege in full. If the shares of common stock available are not sufficient to satisfy all subscriptions (the "Excess Shares") pursuant to the Over-Subscription Privilege, Westar Industries will allocate the Excess Shares among the Eligible Holders who exercised their Over-Subscription Privilege. The allocation will be made first to the holders of less than 100 Rights so that those holders may subscribe for 100 shares of common stock (or the next higher multiple of 10 shares) and thereafter pro rata among all holders exercising the Over-Subscription Privilege. If a 401(k) plan participant exercised his or her Over-Subscription Privilege and is allocated less than all of the shares of Westar common stock which he or she wished to subscribe for, the excess payment for shares of common stock that were not allocated to such participant's plan account will be refunded to the participant's plan account as soon as practicable after the Election Expiration Date and invested in accordance with the participant's contribution allocation percentages (or, if the participant has not made a contribution allocation election, will be deposited in Vanguard Prime Money Market Fund).

   Westar Industries will not have any liability to you as a Rights holder if your 401(k) Subscription Form is not received by the Subscription Agent prior to the Election Expiration Date.

1. SUBSCRIPTION PRIVILEGES; EXERCISE.

   To exercise Rights, complete the reverse side of your 401(k) Subscription Form and send your properly completed and executed 401(k) Subscription Form to the Subscription Agent. FACSIMILE DELIVERY OF THE 401 (k) SUBSCRIPTION FORM WILL NOT CONSTITUTE VALID DELIVERY.

   If you elect to exercise any Rights, the cash Subscription Price will be paid from other amounts allocated to your Plan account (to be obtained from your investments in the Plan's investment funds other than the Western Resources Company Stock Fund in proportion to the amount of your account balance in each such fund) at the time the liquidation is made.

CONTACTING THE SUBSCRIPTION AGENT OR THE INFORMATION AGENT.

   The address and telephone number of the Subscription Agent are as follows:

                        Alpine Fiduciary Services, Inc.
                 c/o Georgeson Shareholder Communication Inc.
            By Mail: P.O. Box 2065, South Hackensack, NJ 07606-9974
          By Overnight Courier: 111 Commerce Road, Carlstadt, NJ 07022
            By Hand: 110 Wall Street, 11th floor, New York, NY 10005
                               Attn: Will Richard
                            Toll free (888) 388-2251

          The telephone number of the Information Agent is as follows:

                   Georgeson Shareholder Communication Inc.:
                            Toll free (888) 388-2251

PARTIAL EXERCISES; EFFECT OF OVERPAYMENT AND UNDERPAYMENT.

   If you exercise less than all of the Rights printed on your 401(k) Subscription Form, the Subscription Agent will, upon request, issue to you a new 401(k) Subscription Form evidencing the unexercised Rights. If you choose to have a new 401(k) Subscription Form sent to you, however, you may not receive any such new 401(k) Subscription Form in sufficient time to permit you to exercise the Rights evidenced thereby.

   If your account balance in the Plan at the time of liquidation (exclusive of the Western Resources Company Stock Fund) is not sufficient to cover the total Subscription Payment for the number of shares of common stock that you indicate are being exercised, you will be deemed to have exercised such Basic
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Subscription Privilege with respect to the maximum whole number of Rights that may be exercised with the amount of your account balance (exclusive of the Western Resources Common Stock Fund). If your full Subscription Payment is not applied to your purchase of shares of common stock, the amount of any overpayment, without interest or deduction, will be refunded to your Plan account as soon as practicable after the Election Expiration Date and invested in accordance with your contribution allocation percentages (or, if you have not made a contribution allocation election, will be deposited in Vanguard Prime Money Market Fund).

2. DELIVERY OF SHARES OF COMMON STOCK TO YOUR PLAN ACCOUNT.

   It is anticipated that the closing of the sale of shares issuable upon exercise of the Rights (the "Closing") will occur as soon as practicable following the expiration date of the Rights Offering as a whole (the "Closing Date"). The shares of common stock which you have purchased will be allocated to your Plan account after that date.

3. EXECUTION.

   (A) EXECUTION BY PARTICIPANT. The signature on the 401(k) Subscription Form must correspond with the name of the Participant exactly as it appears on the face of the 401(k) Subscription Form without any alteration or change whatsoever. Persons who sign the 401(k) Subscription Form in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must certify to the Subscription Agent and Westar Industries as to their authority to so act.

   (B) EXECUTION BY PERSON OTHER THAN PARTICIPANT. If the 401(k) Subscription Form is executed by a person other than the Participant named on the face of the 401(k) Subscription Form, proper evidence of authority of the person executing the 401(k) Subscription Form must accompany the same unless, for good cause, the Subscription Agent dispenses with proof of authority.

4. METHOD OF DELIVERY.

   The method of delivery of the 401(k) Subscription Form to the Subscription Agent will be at the election and risk of the Participant, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Election Expiration Date.